Corporate Resource Services Expands Footprint to Europe with FlexPlus Acquisition

NEW YORK, N.Y. -- (Business Wire) – November 12, 2013 -- Corporate Resource Services, Inc. (NASDAQ: CRRS), a diversified technology, staffing, recruiting and consulting services firm, today announced that it has closed on the acquisition of UK-based Flex Recruitment Plus Limited (FlexPlus).
“We are very excited with the addition of FlexPlus to our team,” said Mark S. Levine, Chief Operating Officer for Corporate Resource Services, Inc. “This acquisition will act as our platform company in Europe and we will be utilizing the existing management team at FlexPlus to build our European business both organically and through acquisitions.”
“The FlexPlus acquisition gives us a strategic presence in the UK and Europe,” said Michael J. Golde, Chief Financial Officer of CRS.  "This is a major win and will enable us to execute on cross-selling opportunities into the United Kingdom with CRS’ existing client base. We see great potential in the UK and broader European market as economic conditions are improving and the demand for recruitment is expanding. FlexPlus’s technology offerings are also a perfect fit with ours. The acquisition will be immediately accretive to earnings, and as we welcome FlexPlus into our family, we see a clear path to creating even greater overall profitability and increasing value for our shareholders.”

About FlexPlus:

FlexPlus is a staffing and technology business specializing in the placement of temporary, contract and permanent candidates into the logistics, fulfilment, warehousing and retail sectors. Based in Leicestershire in the UK Midlands, its technology, operations and on-site services can be provided to all four corners of the United Kingdom. FlexPlus’ innovative online recruitment platform, i-Integra enables the Company to provide complete end-to-end recruitment solutions to its clients. For more information, visit http://www.flexplus.co.uk/.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services. The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’

location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.
Michael J. Golde
Chief Financial Officer
(646) 443-2380